UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2025

Greenwich LifeSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39555	20-5473709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3992 Bluebonnet Dr, Building 14

Stafford, TX 77477

(Address of principal executive offices, including ZIP code)

(832) 819-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GLSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 19, 2025, the audit committee of the Board of Directors of Greenwich LifeSciences, Inc. (the “Company”) approved the dismissal of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm and approved the engagement of MaloneBailey LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2025. Accordingly, on July 19, 2025, RBSM was informed that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately.

The report of RBSM on the Company’s financial statements as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual reports on Form 10-K for the years ended December 31, 2024 and 2023, respectively and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024 and March 31, 2025 filed with the SEC on May 20, 2024, August 14, 2024, November 14, 2024 and May 20, 2025, respectively. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with RBSM and has authorized RBSM to respond fully to the inquiries of MaloneBailey, the Company’s new independent registered public accountants, concerning such weakness.

During the years ended December 31, 2024 and 2023 and through July 19, 2025, there were no disagreements between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused it to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the years ended December 31, 2024 and 2023 and through July 19, 2025, the date the audit committee of the Board approved the engagement of MaloneBailey as the Company’s independent registered public accounting firm, neither the Company nor anyone on the Company’s behalf consulted with MaloneBailey regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the Company that the Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided RBSM with a copy of the foregoing disclosures prior to the filing of this Report and requested that RBSM furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of RBSM’s letter, dated July 22, 2025, is attached as Exhibit 16.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from RBSM LLP to the Securities and Exchange Commission dated July 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich LifeSciences, Inc.

Date: July 24, 2025	By:	/s/ Snehal Patel
Snehal Patel
Chief Executive Officer

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